EXHIBIT 23.6
CONSENT OF ERNST & YOUNG LLP
     We hereby consent to the use of our report dated May 31, 2006 relating to the consolidated financial statements of Coral Gold Resources Ltd. as at January 31, 2006 and for the year ended January 31, 2006, which appears in the Registration Statements on Form S-4 of U.S. Gold Corporation and US Gold Acquisition Corporation, numbered 333-138233, 333-138271, 333-138272 and 333-138633, for the registration of shares of U.S. Gold Common Stock and exchangeable shares of US Gold Canadian Acquisition Corporation and the Definitive Proxy Statement on Schedule 14A for U.S. Gold Corporation (File Number 000-09137) (collectively, the “SEC Filings”) to purchase all of the outstanding common shares of Coral Gold Resources Ltd., all of which are dated December 12, 2006. We also consent to the reference to us under the heading “Experts” in the SEC Filings and any amendments thereto.

/s/ Ernst & Young LLP
Ernst & Young LLP Chartered Accountants

Vancouver, Canada
December 12, 2006